Exhibit 99.1

ANSYS, Inc. Reports Second Quarter 2009 Results and Updates Outlook

Highlights

  Non-GAAP revenue of $124.2 million and GAAP revenue of $122.0 million
  Non-GAAP diluted earnings per share of $0.43, or $0.41 adjusted for certain items, and GAAP diluted earnings per share of $0.30
  Operating cash flows of $43.4 million
  Non-GAAP operating profit margin of 47.3%; GAAP operating profit margin of 33.3%

SOUTHPOINTE, Pa.--(BUSINESS WIRE)--August 6, 2009--ANSYS, Inc. (NASDAQ: ANSS), a global innovator of simulation software and technologies designed to optimize product development processes, today announced second quarter 2009 results.

“While the global environment remains challenging, our revenues were within the range of our outlook with the ANSYS organic business stable in constant currencies. Our non-GAAP earnings exceeded the upper end of the range and were further supplemented by approximately $.02 of favorable tax benefits. We continued to deliver on our stated objectives of strong operating margins and cash flows, even during a time when the exact timing of business intake patterns is difficult to predict,” stated Jim Cashman, ANSYS president and CEO.

Cashman continued, “This quarter’s results reflect our ongoing commitment to manage our business with strong discipline. At the same time, we have been able to help our customers adjust to the current climate by leveraging ANSYS technology to improve their own competitive positions with better quality, innovative products created in less time and at lower cost. While delivering on commitments, we have also continued to prepare for future growth opportunities and eventual market improvement. With the recent commercial release of ANSYS® 12.0 and ANSYS WorkbenchTM 2.0, and upcoming releases of our AnsoftTM suite of products, we are excited about the strength of our product portfolio and believe that we are well-positioned to continue delivering long-term value to our customers and our stockholders.”

ANSYS' second quarter 2009 financial results are presented below. The non-GAAP results exclude the income statement effects of stock-based compensation and acquisition-related amortization of intangible assets. The 2009 non-GAAP results also exclude the effects of purchase accounting adjustments to deferred revenue. These non-GAAP results include approximately $1.3 million ($840,000 after tax) of restructuring charges and $2.0 million of tax benefits related to settlements of tax years previously under audit. Excluding these items, the Company’s non-GAAP diluted earnings per share for the three and six months ended June 30, 2009, would have been $0.41 and $0.79, respectively.

Non-GAAP and GAAP results reflect:

  Total non-GAAP revenue of $124.2 million in the second quarter of 2009 as compared to $111.2 million in the second quarter of 2008; total non-GAAP revenue of $245.6 in the first six months of 2009 as compared to $220.8 million in the first six months of 2008; total GAAP revenue of $122.0 million in the second quarter of 2009 as compared to $111.2 million in the second quarter of 2008; total GAAP revenue of $238.3 million in the first six months of 2009 as compared to $220.8 million in the first six months of 2008;
  A non-GAAP operating profit margin of 47.3% in the second quarter of 2009 as compared to 48.4% in the second quarter of 2008; a non-GAAP operating profit margin of 46.7% in the first six months of 2009 as compared to 47.9% in the first six months of 2008; a GAAP operating profit margin of 33.3% in the second quarter of 2009 as compared to 39.4% in the second quarter of 2008; a GAAP operating profit margin of 31.7% in the first six months of 2009 as compared to 38.8% in the first six months of 2008;

  Non-GAAP net income of $38.9 million in the second quarter of 2009 as compared to $34.7 million in the second quarter of 2008; non-GAAP net income of 73.4 million in the first six months of 2009 as compared to $67.2 million in the first six months of 2008; GAAP net income of $27.1 million in the second quarter of 2009 as compared to $28.1 million in the second quarter of 2008; GAAP net income of $48.2 million in the first six months of 2009 as compared to $54.0 million in the first six months of 2008; and
  Non-GAAP diluted earnings per share of $0.43 in the second quarter of 2009 as compared to $0.42 in the second quarter of 2008; non-GAAP diluted earnings per share of $0.80 in the first six months of 2009 as compared to $0.82 in the first six months of 2008; GAAP diluted earnings per share of $0.30 in the second quarter of 2009 as compared to $0.34 in the second quarter of 2008; GAAP diluted earnings per share of $0.53 in the first six months of 2009 as compared to $0.66 in the first six months of 2008.

The Company's GAAP results reflect stock-based compensation charges of approximately $3.0 million ($2.4 million after tax) or $0.03 diluted earnings per share for the second quarter of 2009 and approximately $6.1 million ($4.9 million after tax) or $0.05 diluted earnings per share for the first six months of 2009. The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2009 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures, for the three and six months ended June 30, 2009 and 2008, and for the 2009 financial outlook, are included in the condensed financial information included in this release.

Management's Remaining 2009 Financial Outlook

The Company is providing its 2009 revenue and earnings per share guidance below. The earnings per share guidance is provided on both a GAAP basis and a non-GAAP basis. Non-GAAP diluted earnings per share excludes charges for stock-based compensation, purchase accounting adjustments to deferred revenue and acquisition-related amortization of intangible assets.

Third Quarter 2009 Guidance

The Company currently expects the following for the quarter ending September 30, 2009:

  GAAP revenue in the range of $123.4 - $129.4 million
  Non-GAAP revenue in the range of $124 - $130 million
  GAAP diluted earnings per share of $0.27 - $0.31
  Non-GAAP diluted earnings per share of $0.40 - $0.42

Fiscal Year 2009 Guidance

The Company currently expects the following for the fiscal year ending December 31, 2009:

  GAAP revenue in the range of $501.9 - $519.9 million
  Non-GAAP revenue in the range of $510 - 528 million
  GAAP diluted earnings per share of $1.13 - $1.26
  Non-GAAP diluted earnings per share of $1.66 - $1.76

The preceding third quarter 2009 guidance excludes non-recurring pre-tax charges of approximately $3.2 - $4.5 million associated with continued headcount right-sizing initiatives that management estimates will be substantially finalized during the third quarter. The fiscal year 2009 guidance excludes non-recurring pre-tax charges of approximately $4.5 - $5.8 million related to these activities, $1.3 million of which was recorded in the 2009 second quarter.

These statements are forward-looking and actual results may differ materially. ANSYS is unable to predict the likely duration and severity of the current disruption in the domestic and global economies. Should these economic conditions continue to deteriorate further, it could result in ANSYS not meeting the guidance provided above and ANSYS’ operating results and financial performance could be adversely affected. Non-GAAP diluted earnings per share and Non-GAAP revenue are supplemental financial measures and should not be considered as a substitute for, or superior to, diluted earnings per share or revenue determined in accordance with GAAP.

Conference Call Information

ANSYS will hold a conference call at 10:30 a.m. Eastern Time on August 6, 2009 to discuss second quarter results. To participate in the live conference call, dial 877-428-5482 (US & Canada) or 706-758-4753 (Int’l) and enter the passcode "ANSYS" or "26797". The call will be recorded and a replay will be available approximately two hours after the call ends. The replay will be available for one week by dialing 800-642-1687 (US & Canada) or 709-645-9291 (Int’l) and entering the passcode 19821486. The archived webcast can be accessed, along with other financial information, on ANSYS' website at http://investors.ansys.com.

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	June 30, 2009	December 31, 2008
ASSETS:

Cash & short-term investments	$ 254,187	$ 233,875
Accounts receivable, net	50,886	61,823
Goodwill	1,046,019	1,048,003
Other intangibles, net	346,204	373,398
Other assets	137,828	147,415

Total assets	$ 1,835,124	$ 1,864,514

LIABILITIES & STOCKHOLDERS' EQUITY:

Deferred revenue	$ 182,744	$ 166,189
Long-term debt (including current portion)	238,556	279,425
Other liabilities	205,083	236,001
Stockholders' equity	1,208,741	1,182,899

Total liabilities & stockholders' equity	$ 1,835,124	$ 1,864,514

ANSYS, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Revenue:
Software licenses	$ 73,136	$ 73,915	$ 143,625	$ 147,551
Maintenance and service	48,890	37,331	94,711	73,240

Total revenue	122,026	111,246	238,336	220,791

Cost of sales:
Software licenses	2,366	2,056	4,666	4,403
Amortization of software and
acquired technology	9,001	4,768	17,997	9,952
Maintenance and service	12,193	13,706	24,525	27,082
Restructuring charges	498	-	498	-
Total cost of sales	24,058	20,530	47,686	41,437

Gross profit	97,968	90,716	190,650	179,354

Operating expenses:
Selling, general and administrative	32,570	28,153	66,395	56,862
Research and development	19,909	16,528	39,939	32,486
Amortization	4,021	2,181	8,019	4,351
Restructuring charges	808	-	808	-
Total operating expenses	57,308	46,862	115,161	93,699

Operating income	40,660	43,854	75,489	85,655

Interest expense	(2,941)	(1,242)	(6,218)	(2,227)
Interest income	360	1,212	929	2,808
Other (expense) income, net	(817)	(378)	(1,305)	554

Income before income tax provision	37,262	43,446	68,895	86,790

Income tax provision	10,125	15,317	20,663	32,807

Net income	$ 27,137	$ 28,129	$ 48,232	$ 53,983

Earnings per share – basic:
Basic earnings per share	$ 0.31	$ 0.36	$ 0.55	$ 0.69
Weighted average shares – basic	87,726	78,503	88,296	78,403

Earnings per share - diluted:
Diluted earnings per share	$ 0.30	$ 0.34	$ 0.53	$ 0.66
Weighted average shares – diluted	91,048	82,083	91,612	81,863

ANSYS, INC. AND SUBSIDIARIES Reconciliation of Non-GAAP Measures (Unaudited) (in thousands, except percentages and per share data)

	Three Months Ended
	June 30, 2009			June 30, 2008

	As	Non-GAAP		As	Non-GAAP
	Reported	Adjustments	Results	Reported	Adjustments	Results

Total revenue	$122,026	$ 2,189(1)	$124,215	$111,246		$111,246

Operating income	40,660	18,147(2)	58,807	43,854	$9,999(4)	53,853

Operating profit margin	33.3%		47.3%	39.4%		48.4%

Net income	$27,137	$11,734(3)	$38,871	$28,129	$6,575(5)	$ 34,704

Earnings per share - diluted:
Diluted earnings per share	$0.30		$0.43	$0.34		$0.42
Weighted average shares - diluted	91,048		91,048	82,083		82,083

(1) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, “Accounting in a Business Combination for Deferred Revenue of an Acquiree.”

(2) Amount represents $12.9 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list, trademarks and non-compete agreements, a $3.0 million charge for stock-based compensation, as well as the $2.2 million adjustment to revenue as reflected in (1) above.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $6.4 million.

(4) Amount represents $6.8 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements, and a $3.2 million charge for stock-based compensation.

(5) Amount represents the impact of the adjustments to operating income referred to in (4) above, adjusted for the related income tax impact of $3.4 million.

ANSYS, INC. AND SUBSIDIARIES Reconciliation of Non-GAAP Measures (Unaudited) (in thousands, except percentages and per share data)

	Six Months Ended
	June 30, 2009			June 30, 2008

	As	Non-GAAP		As	Non-GAAP
	Reported	Adjustments	Results	Reported	Adjustments	Results

Total revenue	$238,336	$7,263(1)	$245,599	$220,791		$220,791

Operating income	75,489	$39,228(2)	114,717	85,655	$19,997(4)	105,652

Operating profit margin	31.7%		46.7%	38.8%		47.9%

Net income	$48,232	$25,139(3)	$73,371	$53,983	$13,186(5)	$ 67,169

Earnings per share - diluted:
Diluted earnings per share	$0.53		$0.80	$0.66		$0.82
Weighted average shares - diluted	91,612		91,612	81,863		81,863

(1) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, “Accounting in a Business Combination for Deferred Revenue of an Acquiree.”

(2) Amount represents $25.8 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list, trademarks and non-compete agreements, a $6.1 million charge for stock-based compensation, as well as the $7.3 million adjustment to revenue as reflected in (1) above.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $14.1 million.

(4) Amount represents $14.1 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements, and a $5.9 million charge for stock-based compensation.

(5) Amount represents the impact of the adjustments to operating income referred to in (4) above, adjusted for the related income tax impact of $6.8 million.

ANSYS, INC. AND SUBSIDIARIES Reconciliation of Forward-Looking Guidance Quarter Ending September 30, 2009

Earnings Per Share Range – Diluted

U.S. GAAP expectation	$0.27 - $0.31
Adjustment to exclude acquisition–related amortization	$0.08 - $0.09
Adjustment to exclude purchase accounting adjustments to deferred revenue	$0.00 - $0.01
Adjustment to exclude stock–based compensation	$0.03

Non-GAAP expectation	$0.40 - $0.42
ANSYS, INC. AND SUBSIDIARIES Reconciliation of Forward-Looking Guidance Year Ending December 31, 2009

Earnings Per Share Range – Diluted

U.S. GAAP expectation	$1.13 - $1.26
Adjustment to exclude acquisition–related amortization	$0.34 - $0.35
Adjustment to exclude purchase accounting adjustments to deferred revenue	$0.05 - $0.06
Adjustment to exclude stock–based compensation	$0.11 - $0.12

Non-GAAP expectation	$1.66 - $1.76

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Purchase accounting for deferred revenue. As announced on July 31, 2008, ANSYS acquired Ansoft Corporation. In accordance with the fair value provisions of EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree," acquired deferred revenue of approximately $7.5 million was recorded on the opening balance sheet, which was approximately $23.5 million lower than the historical carrying value. Although this purchase accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP software license revenue primarily for the first twelve months post-acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company has provided non-GAAP financial measures which exclude the impact of the purchase accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) to compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangibles from acquisitions and its related tax impact. The Company incurs amortization of intangibles, included in its GAAP presentation of amortization expense, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses, cost of maintenance and service, research and development expense and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability as it relates to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review on a period-to-period basis each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure

Revenue	Non-GAAP Revenue
Operating Profit	Non-GAAP Operating Profit
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers and designers across a broad spectrum of industries. The Company focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost-conscious product development, from design concept to final-stage testing and validation. The Company and its global network of channel partners provide sales, support and training for customers. Headquartered in Canonsburg, Pennsylvania, U.S.A., with more than 60 strategic sales locations throughout the world, ANSYS, Inc. and its subsidiaries employ over 1,600 people and distribute ANSYS products through a network of channel partners in over 40 countries. Visit www.ansys.com for more information.

Forward Looking Information

Certain statements contained in the press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the third quarter and fiscal year 2009 (both GAAP and non-GAAP, as applicable, to exclude purchase accounting for deferred revenue, acquisition-related amortization and stock-based compensation expense), statements about management's views concerning the Company's prospects and outlook for the remainder of 2009 and subsequent years, including statements and projections relating to the impact of stock-based compensation, statements regarding management's use of non-GAAP financial measures, statements regarding the Company’s third quarter and beyond visibility, statements regarding the global environment remaining challenging, statements regarding continuing to deliver on our stated objectives of strong operating margins and cash flows, statements regarding the difficulty of exact timing of business intake patterns, statements regarding our continued commitment to manage our business with strong discipline while helping our customers adjust to the current climate and leverage ANSYS technology to improve their own competitive position with better quality innovative products in less time and lower cost, statements regarding delivering on commitments, statements regarding continuing to prepare for future growth opportunities and eventual market improvement, statements regarding upcoming releases of our Ansoft suite of products, statements regarding the strength of our product portfolio, and statements regarding the belief that we are well-positioned to continue to deliver long-term value to our customers and stockholders are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties. These include the risk that the business of ANSYS and Ansoft may not be combined successfully or such combination may take longer or cost more to accomplish than expected, the risk that the variable pricing of the senior credit facility may be less favorable than ANSYS anticipates, and the risk that operating costs, customer loss and business disruption following the acquisition of Ansoft may be greater than expected. Additional risks include, but are not limited to, the risk that the adverse conditions in the global economy and the disruption in financial markets will significantly affect ANSYS’ customers’ ability to make new purchases from the Company or to pay for prior purchases, the risk of continued or increased declines in the economy of one or more of ANSYS’ primary geographic regions, the risk that ANSYS’ operating results will be adversely affected by changes in currency exchange rates, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, uncertainties regarding customer acceptance of new products including ANSYS 12.0, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, risks that enhancements to the Company's products may not produce anticipated sales, the risk of difficulties in the relationship with ANSYS’ independent regional channel partners, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2008 Annual Report and Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS, ANSYS Workbench, Ansoft, AUTODYN, CFX, FLUENT and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

ANSS-F

CONTACT:
ANSYS, Inc.
Investors:
Annette Arribas, 724-514-1782
annette.arribas@ansys.com
or
Media:
Kelly Wall, 724-514-3076
kelly.wall@ansys.com